SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:  July 2, 1996





                           MEDIMMUNE, INC.
       (Exact name of registrant as specified in its charter)



                  Commission File Number:  0-19131


          Delaware                          51-1555759
     (State of Incorporation)           (I.R.S. Employer
                                        Identification No.)



   35 West Watkins Mill Road, Gaithersburg, MD        20878
   (Address of principal executive offices)          (Zip Code)



   Registrant's telephone number, including area code: (301)417-0770





          No Exhibits are being filed with this report

                           MEDIMMUNE, INC.

                     Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained on the following press releases dated July 1 and July 2, 1996.

                  MEDIMMUNE SUBMITS APPLICATION FOR
                   APPROVAL OF RESPIGAM IN CANADA

Gaithersburg, MD, July 1, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has filed a new drug submission (NDS) with the Drugs Directorate of the Health Protection Branch (HPB) of Health and Welfare Canada, in support of marketing approval of RespiGam in Canada. RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) was recently licensed in the United States for the prevention of serious lower respiratory tract infection caused by respiratory syncytial virus (RSV) in children under 24 months of age with bronchopulmonary dysplasia or a history of premature birth (i.e., less than or equal to 35 weeks gestation; please see full prescribing information). This is the Company's first regulatory application for marketing approval of RespiGamT outside of the United States.

"RSV is one of the most important respiratory pathogens affecting children worldwide," commented David M. Mott, President and Chief Operating Officer. "The Company's Canadian submission is exemplary of the our strategy to expand the global reach of RespiGam beyond the United States."

The Company has established a strategic alliance with the Wyeth-Ayerst division of American Home Products Corporation, one of the leading pharmaceutical companies focused on pediatric medicine worldwide, to co-promote RespiGam in the United States. The Company has also established a collaboration with Baxter Healthcare Corporation, one of the largest producers and marketers of immune globulins worldwide, to commercialize RespiGam outside of the United States, Canada and Mexico.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new products in clinical trials. MedImmune is located in Gaitersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cannot predict the timing or outcome of regulatory approval processes.

                                #####

  MEDIMMUNE PLACES $60 MILLION IN 7% CONVERTIBLE SUBORDINATED NOTES

          -- Transaction Expected to Close July 8, 1996 --

Gaithersburg, MD, July 2, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has agreed to privately place $60 million principal amount of 7% convertible subordinated notes due 2003. The notes will be convertible into common stock at a price, subject to adjustment in certain events, of $19.68 per share at any time 90 days following the date of issuance. MedImmune has granted Morgan Stanley & Co. Incorporated, the initial purchasers of the notes, a 30-day option to purchase an additional $9 million principal amount of notes solely to cover over-allotments, if any. The placement of the notes is expected to close on July 8, 1996.

MedImmune intends to use the net proceeds for the offering for general corporate purposes, including the funding of certain capital expenditures associated with construction of a manufacturing facility.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new products in clinical trials. MedImmune is located in Gaithersburg, MD.

                                #####

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              (Registrant)


Date:  July 2, 1996           s/David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                                officer)